77C  ACIB 12/31/07 NSAR

Proxy Voting Results

     A special meeting of shareholders was held on July 27, 2007, to vote on the following proposals. The proposals received the required number of votes of the American Century International Bond Funds or the applicable fund, depending on the proposal, and were adopted. A summary of voting results is listed below each proposal.

     Proposal 1: To elect eight Trustees to the Board of Trustees of American Century International Bond Funds (the proposal was voted on by all shareholders of funds issued by American Century International Bond Funds).


Jonathan S. Thomas         For:                  1,387,037,238
                           Withhold:                17,998,935
                           Abstain:                          0
                           Broker Non-Vote:                  0

John Freidenrich           For:                  1,386,309,527
                           Withhold:                18,726,646
                           Abstain:                          0
                           Broker Non-Vote:                  0

Ronald J. Gilson           For:                  1,387,278,698
                           Withhold:                17,757,475
                           Abstain:                          0
                           Broker Non-Vote:                  0

Kathryn A. Hall            For:                  1,385,933,259
                           Withhold:                19,102,914
                           Abstain:                          0
                           Broker Non-Vote:                  0

Peter F. Pervere           For:                  1,387,018,523
                           Withhold:                18,017,650
                           Abstain:                          0
                           Broker Non-Vote:                  0

Myron S. Scholes           For:                  1,386,864,037
                           Withhold:                18,172,136
                           Abstain:                          0
                           Broker Non-Vote:                  0

John B. Shoven             For:                  1,387,380,662
                           Withhold:                17,655,511
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jeanne D. Wohlers          For:                  1,386,910,263
                           Withhold:                18,125,910
                           Abstain:                          0
                           Broker Non-Vote:                  0

     Proposal 2: To approve a change in the fee structure of the Advisor Class. This proposal was voted on by the Advisor Class shareholders of the fund.

For:                                    30,021,285
Against:                                 1,986,500
Abstain:                                 2,165,334
Broker Non-Vote:                         7,091,471